UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2016

WELLCARE HEALTH PLANS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32209	47-0937650
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

8725 Henderson Road, Renaissance One
Tampa, Florida	33634
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 290-6200

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 23, 2016, WellCare Health Plans, Inc. (the “Company”) announced that Larry Anderson, its Senior Vice President and Chief Human Resources Officer, will be leaving the Company on October 1, 2016. Effective August 22, 2016, Mr. Anderson is no longer deemed an executive officer of the Company, but he has agreed to remain with the Company through the departure date to assist with the transition of his duties and responsibilities. Michael Yount, the Company’s Senior Vice President and Chief Compliance Officer, will assume leadership responsibility for human resources on an interim basis.

Provided that Mr. Anderson performs his obligations at a satisfactory level, he will be entitled to a $125,000 bonus upon his departure from the Company¸ pursuant to a letter agreement dated August 22, 2016, and attached as Exhibit 10.1 hereto and incorporated herein by reference.

A copy of the press release announcing these changes is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01        Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit Number	Description
10.1	Letter Agreement between WellCare Health Plans, Inc. and Lawrence D. Anderson dated August 22, 2016
99.1	Press Release dated August 23, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WELLCARE HEALTH PLANS, INC.
August 23, 2016	/s/ Michael W. Haber Michael W. Haber Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1	Letter Agreement between WellCare Health Plans, Inc. and Lawrence D. Anderson dated August 22, 2016
99.1	Press Release dated August 23, 2016